UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 20, 2004

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	0-33489	91-1144498
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Eastlake Avenue East Seattle, Washington	98102-3702
(Address of principal executive offices)	(Zip Code)

206-442-6600

(Registrant’s telephone number, including area code)

Item 5. Other Events

On May 20, 2004, ZymoGenetics, Inc. issued a press release announcing it entered into a license agreement with Amgen Inc. and a related agreement pursuant to which Amgen Inc. has agreed to purchase 624,337 shares of ZymoGenetics common stock for a total purchase price of $10 million. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Press Release issued May 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Date: May 21, 2004	By:	/s/ JAMES A. JOHNSON
	Name:	James A. Johnson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press release issued May 20, 2004.